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               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549


                            FORM 8-K


                         CURRENT REPORT


               Pursuant to Section 13 or 15(d) of
              the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  March 26, 1998


                    WEST PENN POWER COMPANY
     (Exact name of registrant as specified in its charter)

   Pennsylvania               1-255-2           13-5480882
(State or other          (Commission File       (IRS Employer
 jurisdiction of          Number)            Identification
 incorporation)                              Number)


                      800 Cabin Hill Drive
                Greensburg, Pennsylvania  15601
            (Address of principal executive offices)


Registrant's telephone number,
  including area code:                          (724)  837-3000



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Item 5.   Other Events.

               On March 25, 1998, the Pennsylvania Administrative Law Judge (ALJ) issued a recommendation in West Penn Power Company's restructuring case. The ALJ recommended that West Penn's stranded cost recovery be limited to 15% of the stranded costs sought by West Penn. Attached is a copy of the press release issued by Allegheny Energy, Inc., on March 26, 1998 concerning the ALJ's decision in both the merger case and the restructuring case.



                           SIGNATURES


        Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                WEST PENN POWER COMPANY



Dated:  April 2, 1998           By: /s/ Carol G. Russ
                                Name:   Carol G. Russ
                                Title:      Counsel


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                         Exhibit Index


Item No. 1                Ex. 1          Press release dated March 26, 1998


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